Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2024

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2024
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2024 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	13

Consolidated Financial Statements
Consolidated Balance Sheets	14
Consolidated Statements of Income	15

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	16
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	17
Funds from Operations	18
Market Capitalization, Debt Ratios and Liquidity	19
Additional Disclosures	20

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed but Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2024 Results
-- Raises Outlook for Full-Year 2024 FFO as Adjusted --

NEW YORK, NY, October 30, 2024 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2024 and updated its outlook for full-year 2024.
“Our third quarter results reflect continued momentum in executing our strategic plan," said Jeff Olson, Chairman and CEO. "We are pleased to announce the $126 million acquisition of The Village at Waugh Chapel in Anne Arundel County, Maryland and the sale of a single-tenant Home Depot in Union, New Jersey for $71 million. Over the last year, we have acquired $552 million of high-quality retail assets in our core markets at a 7% capitalization rate and have sold over $425 million of non-core and single-tenant assets at a 5% capitalization rate. Based on our strong results to date coupled with our recent investment activity, we increased our 2024 FFO as Adjusted guidance by $0.03 per share at the midpoint, reflecting 7% growth for the year, and we continue to believe that we will reach the high end of our 2025 FFO target outlined at our April 2023 Investor Day.”

Financial Results(1)(2)

(in thousands, except per share amounts)	3Q24	3Q23	YTD 2024	YTD 2023
Net income attributable to common shareholders	$9,080	$36,118	$42,442	$27,262
Net income per diluted share	0.07	0.31	0.35	0.23
Funds from Operations ("FFO")	43,935	64,242	141,382	138,762
FFO per diluted share	0.34	0.53	1.13	1.13
FFO as Adjusted	44,685	38,981	125,659	115,134
FFO as Adjusted per diluted share	0.35	0.32	1.01	0.94

Net income and FFO for the three months ended September 30, 2024 decreased as compared to the prior year period driven by the $26.7 million, or $0.22 per diluted share, gain on extinguishment of debt, net of tax, recognized in August 2023 related to the Shops at Caguas financing. FFO as Adjusted for the three months ended September 30, 2024 increased by $0.03, or 9%, per diluted share as compared to the prior year period and benefited from rent commencements on new leases and growth from acquisitions.

Same-Property Operating Results Compared to the Prior Year Period(3)

	3Q24	YTD 2024
Same-property Net Operating Income ("NOI") growth	4.8%	3.6%
Same-property NOI growth, including properties in redevelopment	5.1%	4.4%

Increases in same-property NOI metrics for the three and nine months ended September 30, 2024 were primarily driven by rent commencements on new leases from our signed but not open pipeline.

Operating Results(1)
•Achieved same-property portfolio leased occupancy of 96.3%, an increase of 200 basis points compared to September 30, 2023, and a decrease of 10 basis points compared to June 30, 2024.

•Reported consolidated portfolio leased occupancy of 96.3%, an increase of 190 basis points compared to September 30, 2023, and a decrease of 10 basis points compared to June 30, 2024.
•Increased retail shop leased occupancy to 90.4%, up 500 basis points compared to September 30, 2023, and 60 basis points compared to June 30, 2024.
•Executed 45 new leases, renewals and options totaling 683,000 sf during the quarter. New leases totaled 126,000 sf, of which 117,000 sf was on a same-space basis and generated an average cash spread of 14.8%. New leases, renewals and options totaled 674,000 sf on a same-space basis and generated an average cash spread of 9.0%.

Acquisition and Disposition Activity
On October 29, 2024, the Company closed on the acquisition of The Village at Waugh Chapel for a gross purchase price of $126 million, representing a capitalization rate of 6.6%. The grocery-anchored center is located in Gambrills, MD, a highly educated and affluent trade area that sits within 20 miles of Washington, D.C., Baltimore and Annapolis. The shopping center aggregates 382,000 sf with national tenants including Safeway, Marshalls, HomeGoods, and T.J. Maxx, as well as several high-quality outparcels highlighted by Chick-fil-A, LA Fitness and Chipotle. Shop spaces account for approximately 150,000 sf of leasable area and offer strong growth opportunities through in-place contractual rent increases and the re-leasing of below-market spaces.
The acquisition was partially funded through the assumption of a $60 million interest-only mortgage with a below-market rate of 3.76% and a remaining term of approximately 7 years. The Company expects to earn a first-year levered return of approximately 9%. This transaction increases the Company's presence in the Washington, D.C. to Boston corridor and is expected to provide immediate accretion to its portfolio.
On October 29, 2024, the Company sold a single-tenant, Home Depot anchored property located in Union, NJ for a price of $71 million, reflecting a 5.4% capitalization rate. The outstanding $44.6 million mortgage encumbering the property was assumed by the buyer at closing. This transaction was structured as part of a Section 1031 exchange with the acquisition of The Village at Waugh Chapel, allowing for the deferral of capital gains resulting from the sale.

Financing Activity
On August 29, 2024, the Company obtained a 5-year, $31 million mortgage loan secured by its property Greenbrook Commons, located in Watchung, NJ. The loan bears interest at a fixed rate of 6.03%.
On September 13, 2024, the Company obtained a 10-year, $30 million mortgage loan secured by its property Briarcliff Commons, located in Morris Plains, NJ. The loan bears interest at a fixed rate of 5.47%.
During the quarter ended September 30, 2024, the Company issued approximately 4.4 million common shares at a weighted average gross price of $19.24 per share under its at-the-market equity offering program (the "ATM Program"), generating net cash proceeds of $83.7 million used to fund acquisitions and reduce outstanding borrowings on its line of credit. The Company does not expect to issue additional equity unless significant future acquisition opportunities arise.
The Company paid off the $150 million outstanding balance on its line of credit during the quarter using proceeds generated from equity issuances under the ATM Program and proceeds received from the new mortgage loans discussed above. Subsequent to the quarter, the Company utilized its line of credit to partially finance the acquisition of The Village at Waugh Chapel, increasing the outstanding balance to $65 million.
As of September 30, 2024, the Company has limited debt maturities coming due through December 31, 2026 of $187 million in the aggregate, which represents approximately 12% of outstanding debt.

Leasing, Development and Redevelopment
The Company stabilized two redevelopment and anchor repositioning projects during the quarter with the rent commencements of Bingo Wholesale at Burnside Commons and Visiting Nurse Services at Kingswood Crossing. The two projects had estimated aggregate costs of $10.0 million.
The Company activated one project during the quarter with an estimated cost of $1.4 million and now has $159.2 million of active redevelopment projects underway, with estimated remaining costs to complete of $95.2 million. The active redevelopment projects are expected to generate an approximate 14% yield.
As of September 30, 2024, the Company had signed leases that have not yet rent commenced that are expected to generate an additional $23.8 million of future annual gross rent, representing approximately 9% of current annualized NOI.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of September 30, 2024 include:
•Total liquidity of approximately $860 million, consisting of $90 million of cash on hand and $770 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.5 billion, with a weighted average term to maturity of 4.7 years, all of which is fixed rate or hedged.
•No amounts drawn on our $800 million revolving credit agreement that matures on February 9, 2027, with two six-month extension options. Subsequent to the quarter, the Company borrowed $65 million under its line of credit to partially finance the acquisition of The Village at Waugh Chapel.
•Total market capitalization of approximately $4.3 billion, comprised of 131.8 million fully-diluted common shares valued at $2.8 billion and $1.5 billion of debt.
•Net debt to total market capitalization of 33%.

2024 Outlook and 2025 Targets
The Company has updated its 2024 full-year guidance ranges for net income, FFO and FFO as Adjusted, estimating net income of $0.35 to $0.38 per diluted share, FFO of $1.44 to $1.47 per diluted share, and FFO as Adjusted of $1.32 to $1.35 per diluted share, up from its previous guidance ranges of net income of $0.28 to $0.31 per diluted share, FFO of $1.42 to $1.45 per diluted share, and FFO as Adjusted of $1.29 to $1.32 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 4 of this release.
The Company is also reiterating its expectation to achieve the high end of its 2025 FFO as Adjusted target outlined at its April 2023 Investor Day.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on October 30, 2024 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13748725. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting October 30, 2024 at 11:30am ET through November 13, 2024 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13748725.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy is 91.2% at September 30, 2024.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2024.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended September 30, 2024.
(4) Net debt as of September 30, 2024 is calculated as total consolidated debt of $1.5 billion less total cash and cash equivalents, including restricted cash, of $90 million.
(5) Refer to page 19 for the calculation of market capitalization as of September 30, 2024.

2024 Earnings Guidance
The Company has updated its 2024 full-year guidance ranges for net income, FFO and FFO as Adjusted based on strong results year-to-date, estimating net income of $0.35 to $0.38 per diluted share, FFO of $1.44 to $1.47 per diluted share, and FFO as Adjusted of $1.32 to $1.35 per diluted share. Below is a summary of the Company's 2024 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.28 - $0.31	$0.35 - $0.38
Net income attributable to common shareholders per diluted share	$0.27 - $0.30	$0.34 - $0.37
FFO per diluted share	$1.42 - $1.45	$1.44 - $1.47
FFO as Adjusted per diluted share	$1.29 - $1.32	$1.32 - $1.35

The Company's 2024 full-year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 4.75% to 6.00%, reflecting an increase on the low end from our previous assumption of 4.50% to 6.00%.
•Acquisitions of $243 million and dispositions of $109 million, both reflecting activity completed year-to-date.
•Recurring G&A expenses ranging from $35.5 million to $36.5 million, a decrease on the high end from our previous assumption of $35.5 million to $37.0 million.
•Interest and debt expense ranging from $82.0 million to $84.0 million, a decrease from our previous assumption of $83.0 million to $86.0 million, reflecting updated financing transactions.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2024E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$44,200	$48,000	$0.35	$0.38
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,600)	(2,600)	(0.02)	(0.02)
Consolidated subsidiaries	1,100	1,100	0.01	0.01
Net income attributable to common shareholders	42,700	46,500	0.34	0.37
Adjustments:
Rental property depreciation and amortization	151,500	151,500	1.20	1.20
Gain on sale of real estate	(15,300)	(15,300)	(0.12)	(0.12)
Limited partnership interests in operating partnership	2,600	2,600	0.02	0.02
FFO Applicable to diluted common shareholders	181,500	185,300	1.44	1.47
Adjustments to FFO:
Impact of property in foreclosure	2,300	2,300	0.02	0.02
Non-cash adjustments	2,300	2,300	0.02	0.02
Transaction, severance, litigation and other expenses	1,300	1,300	0.01	0.01
Gain on extinguishment of debt, net	(21,200)	(21,200)	(0.17)	(0.17)
FFO as Adjusted applicable to diluted common shareholders	$166,200	$170,000	$1.32	$1.35
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2023 FFO per diluted share to the Company's estimated 2024 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2023 FFO applicable to diluted common shareholders	$1.51	$1.51
2023 Items impacting FFO comparability(2)	(0.26)	(0.26)
2024 Items impacting FFO comparability(2)	0.14	0.14
2024 impact of property in foreclosure	(0.02)	(0.02)
Same-property NOI growth, including redevelopment	0.09	0.10
Acquisitions net of dispositions NOI growth	0.07	0.07
Interest and debt expense(3)	(0.08)	(0.08)
Recurring general and administrative	(0.01)	(0.01)
Straight-line rent and non-cash items	0.01	0.01
2024 FFO applicable to diluted common shareholders	$1.44	$1.47
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2023 and expected adjustments for fiscal year 2024 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 8 for actual adjustments year-to-date and our fourth quarter 2023 Supplemental Disclosure Package for 2023 adjustments.
(3) Excludes the impact of Kingswood Center which was foreclosed on in June 2024.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2024 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 11 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three and nine months ended September 30, 2024 and 2023. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2024, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three and nine months ended September 30, 2024 and 2023. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net income	$9,467	$37,540	$43,936	$27,957
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	163	133	913	516
Operating partnership	(550)	(1,555)	(2,407)	(1,211)
Net income attributable to common shareholders	9,080	36,118	42,442	27,262
Adjustments:
Rental property depreciation and amortization	34,305	26,569	111,882	76,590
Limited partnership interests in operating partnership	550	1,555	2,407	1,211
Gain on sale of real estate	—	—	(15,349)	(356)
Real estate impairment loss(2)	—	—	—	34,055
FFO Applicable to diluted common shareholders	43,935	64,242	141,382	138,762
FFO per diluted common share(1)	0.34	0.53	1.13	1.13
Adjustments to FFO:
Transaction, severance and litigation expenses	773	325	1,154	1,724
Non-cash adjustments(4)	82	—	2,389	(244)
Tenant bankruptcy settlement income	(105)	(7)	(115)	(107)
Impact of property in foreclosure(3)	—	1,148	2,276	1,921
Gain on extinguishment of debt, net(5)	—	(43,029)	(21,427)	(42,540)
Tax impact of Shops at Caguas financing	—	16,302	—	16,302
Income tax refund related to prior periods	—	—	—	(684)
FFO as Adjusted applicable to diluted common shareholders	$44,685	$38,981	$125,659	$115,134
FFO as Adjusted per diluted common share(1)	$0.35	$0.32	$1.01	$0.94

Weighted Average diluted common shares(1)	128,186	122,273	124,889	122,322
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2024 and 2023, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the nine months ended September 30, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(3) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. In the third quarter of 2023, the Company determined it was appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property was in the foreclosure process. In June of 2024, the foreclosure process was completed and the lender took possession of the property.
(4) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.
(5) The gain on extinguishment of debt for the nine months ended September 30, 2024 relates to the mortgage debt forgiven in the foreclosure settlement of Kingswood Center.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$9,467	$37,540	$43,936	$27,957
Depreciation and amortization	34,653	26,922	112,906	77,519
Interest and debt expense	19,531	19,006	62,004	52,430
General and administrative expense	9,415	8,938	27,829	27,903
Gain on extinguishment of debt, net	—	(43,029)	(21,427)	(42,540)
Other expense	226	208	473	678
Income tax expense	518	17,063	1,722	17,810
Gain on sale of real estate	—	—	(15,349)	(356)
Real estate impairment loss	—	—	—	34,055
Interest income	(679)	(565)	(2,028)	(1,640)
Non-cash revenue and expenses	(3,633)	(2,723)	(7,174)	(7,773)
NOI	69,498	63,360	202,892	186,043
Adjustments:
Sunrise Mall net operating loss	687	458	1,681	1,926
Tenant bankruptcy settlement income and lease termination income	(1,555)	(987)	(1,602)	(1,244)
Non-same property NOI and other(1)	(14,276)	(10,958)	(41,512)	(30,843)
Same-property NOI	$54,354	$51,873	$161,459	$155,882
NOI related to properties being redeveloped	5,927	5,497	16,987	15,115
Same-property NOI including properties in redevelopment	$60,281	$57,370	$178,446	$170,997
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2024 and 2023. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$9,467	$37,540	$43,936	$27,957
Depreciation and amortization	34,653	26,922	112,906	77,519
Interest and debt expense	19,531	19,006	62,004	52,430
Income tax expense	518	17,063	1,722	17,810
Gain on sale of real estate	—	—	(15,349)	(356)
Real estate impairment loss	—	—	—	34,055
EBITDAre	64,169	100,531	205,219	209,415
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	773	325	1,154	1,724
Non-cash adjustments(1)	82	—	2,836	(244)
Tenant bankruptcy settlement income	(105)	(7)	(115)	(107)
Impact of property in foreclosure(2)	—	(316)	(561)	(316)
Gain on extinguishment of debt, net	—	(43,029)	(21,427)	(42,540)
Adjusted EBITDAre	$64,919	$57,504	$187,106	$167,932
(1) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.
(2) Adjustment reflects the operating income for Kingswood Center for the nine months ended September 30, 2024, excluding $2.8 million of interest and debt expense and $0.8 million of depreciation and amortization expense, that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 8 for additional information.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 75 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, which may lead to rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of September 30, 2024

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 11 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2024 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended	Nine Months Ended
Summary Financial Results	September 30, 2024	September 30, 2024
Total revenue	$112,427	$328,599
General & administrative expenses (G&A)	$9,415	$27,829
Recurring G&A(10)	$8,642	$26,675
Net income attributable to common shareholders	$9,080	$42,442
Earnings per diluted share	$0.07	$0.35
Adjusted EBITDAre(7)	$64,919	$187,106
Funds from operations (FFO)	$43,935	$141,382
FFO per diluted common share	$0.34	$1.13
FFO as Adjusted	$44,685	$125,659
FFO as Adjusted per diluted common share	$0.35	$1.01
Total dividends paid per share	$0.17	$0.51
Stock closing price low-high range (NYSE)	$18.09 to $21.50	$15.93 to $21.50
Weighted average diluted shares used in EPS computations(1)	123,471	120,222
Weighted average diluted common shares used in FFO computations(1)	128,186	124,889

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	75 / 74
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,947,000
Weighted average annual rent psf - retail portfolio(3)(5)	$20.58
Consolidated portfolio leased occupancy at end of period(9)	91.2%
Consolidated retail portfolio leased occupancy at end of period(5)	96.3%
Same-property portfolio leased occupancy at end of period(2)	96.3%
Same-property physical occupancy at end of period(4)(2)	93.7%
Same-property NOI growth(2)	4.8%	3.6%
Same-property NOI growth, including redevelopment properties	5.1%	4.4%
NOI margin(11)	65.1%	64.4%
Same-property expense recovery ratio(12)	83.6%	83.5%
Same-property, including redevelopment, expense recovery ratio(12)	82.2%	81.9%
New, renewal and option rent spread - cash basis(8)	9.0%	10.2%
New, renewal and option rent spread - GAAP basis(8)	16.5%	15.8%
Net debt to total market capitalization(6)	33.1%	33.1%
Net debt to Adjusted EBITDAre(6)	5.5	x	5.8	x
Adjusted EBITDAre to interest expense(7)	3.5	x	3.2	x
Adjusted EBITDAre to fixed charges(7)	3.0	x	2.7	x
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2024 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the assumed conversion of the LTIP and OP units.
(2) See "Non-GAAP Financial Measures" on page 5 for the definition of same-property and same-property including redevelopment.
(3) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall and 58,000 sf of self-storage.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(6) See computation for the quarter ended September 30, 2024 on page 19. Net debt to annualized Adjusted EBITDAre is 5.8x and 6.0x for the three and nine months ended September 30, 2024, respectively, excluding non-recurring lease termination income of $1.5 million and including the $44.6 million mortgage secured by our property in Union, NJ which is classified as held for sale as of September 30, 2024.
(7) See computation on page 17.
(8) See computation on page 22.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 96.3%.
(10) Recurring G&A for the three and nine months ended September 30, 2024 excludes $0.8 million and $1.2 million of transaction, litigation and severance costs, respectively.
(11) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the three and nine months ended September 30, 2024 is 63.9% and 63.2%, respectively.
(12) Excluding internal management fee expense, same-property recovery ratios for the three and nine months ended September 30, 2024 are 89.2% and 88.9%, respectively (87.7% and 87.3% including properties in redevelopment). Excluding the impact of outlet centers and malls, same-property recovery ratios for the three and nine months ended September 30, 2024 are 88.9% and 87.6%, respectively (87.6% and 86.3% including properties in redevelopment).

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2024 (unaudited) and December 31, 2023
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
ASSETS
Real estate, at cost:
Land	$646,276	$635,905
Buildings and improvements	2,703,798	2,678,076
Construction in progress	246,815	262,275
Furniture, fixtures and equipment	10,934	9,923
Total	3,607,823	3,586,179
Accumulated depreciation and amortization	(868,892)	(819,243)
Real estate, net	2,738,931	2,766,936
Operating lease right-of-use assets	56,928	56,988
Cash and cash equivalents	67,915	101,123
Restricted cash	21,729	73,125
Tenant and other receivables	19,567	14,712
Receivable arising from the straight-lining of rents	61,045	60,775
Identified intangible assets, net of accumulated amortization of $61,892 and $51,399, respectively	105,889	113,897
Deferred leasing costs, net of accumulated amortization of $21,866 and $21,428, respectively	27,910	27,698
Prepaid expenses and other assets	111,804	64,555
Total assets	$3,211,718	$3,279,809

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,515,379	$1,578,110
Unsecured credit facility	—	153,000
Operating lease liabilities	53,943	53,863
Accounts payable, accrued expenses and other liabilities	130,985	102,997
Identified intangible liabilities, net of accumulated amortization of $50,955 and $46,610, respectively	172,501	170,411
Total liabilities	1,872,808	2,058,381
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 124,871,347 and 117,652,656 shares issued and outstanding, respectively	1,247	1,175
Additional paid-in capital	1,135,191	1,011,942
Accumulated other comprehensive (loss) income	(34)	460
Accumulated earnings	117,880	137,113
Noncontrolling interests:
Operating partnership	69,255	55,355
Consolidated subsidiaries	15,371	15,383
Total equity	1,338,910	1,221,428
Total liabilities and equity	$3,211,718	$3,279,809

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2024 and 2023 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE
Rental revenue	$112,262	$101,732	$328,167	$299,859
Other income	165	102	432	481
Total revenue	112,427	101,834	328,599	300,340
EXPENSES
Depreciation and amortization	34,653	26,922	112,906	77,519
Real estate taxes	17,667	16,182	52,142	47,980
Property operating	18,422	16,618	57,188	49,752
General and administrative	9,415	8,938	27,829	27,903
Real estate impairment loss	—	—	—	34,055
Lease expense	3,433	3,159	9,676	9,470
Total expenses	83,590	71,819	259,741	246,679
Gain on sale of real estate	—	—	15,349	356
Interest income	679	565	2,028	1,640
Interest and debt expense	(19,531)	(19,006)	(62,004)	(52,430)
Gain on extinguishment of debt, net	—	43,029	21,427	42,540
Income before income taxes	9,985	54,603	45,658	45,767
Income tax expense	(518)	(17,063)	(1,722)	(17,810)
Net income	9,467	37,540	43,936	27,957
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(550)	(1,555)	(2,407)	(1,211)
Consolidated subsidiaries	163	133	913	516
Net income attributable to common shareholders	$9,080	$36,118	$42,442	$27,262

Earnings per common share - Basic:	$0.07	$0.31	$0.35	$0.23
Earnings per common share - Diluted:	$0.07	$0.31	$0.35	$0.23
Weighted average shares outstanding - Basic	123,359	117,543	120,109	117,492
Weighted average shares outstanding - Diluted	123,471	122,205	120,222	117,627

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2024 and 2023
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2024	2023		2024	2023
Composition of NOI(1)
Property rentals	$80,097	$74,000		$234,225	$216,964
Tenant expense reimbursements	29,259	25,348		87,484	77,394
Rental revenue deemed uncollectible	(618)	(336)		(630)	(2,052)
Total property revenue	108,738	99,012	9.8%	321,079	292,306	9.8%
Real estate taxes	(17,667)	(16,182)		(52,141)	(47,981)
Property operating	(18,908)	(17,082)		(58,633)	(51,182)
Lease expense	(2,665)	(2,388)		(7,413)	(7,100)
Total property operating expenses	(39,240)	(35,652)	10.1%	(118,187)	(106,263)	11.2%
NOI(1)	$69,498	$63,360	9.7%	$202,892	$186,043	9.1%

NOI margin (NOI / Total property revenue)	63.9%	64.0%		63.2%	63.6%

Same-property NOI(1)(2)
Property rentals	$61,729	$59,371		$182,897	$177,203
Tenant expense reimbursements	23,624	21,598		70,714	66,370
Rental revenue deemed uncollectible	(384)	(105)		(411)	(938)
Total property revenue	84,969	80,864		253,200	242,635
Real estate taxes	(13,886)	(13,091)		(40,512)	(39,316)
Property operating	(14,285)	(13,278)		(44,027)	(39,664)
Lease expense	(2,444)	(2,622)		(7,202)	(7,773)
Total property operating expenses	(30,615)	(28,991)		(91,741)	(86,753)
Same-property NOI(1)(2)	$54,354	$51,873	4.8%	$161,459	$155,882	3.6%

NOI related to properties being redeveloped(2)	$5,927	$5,497		$16,987	$15,115
Same-property NOI including properties in redevelopment(1)	$60,281	$57,370	5.1%	$178,446	$170,997	4.4%

Same-property physical occupancy	93.7%	90.3%		93.7%	90.3%
Same-property leased occupancy	96.3%	94.3%		96.3%	94.3%
Number of properties included in same-property analysis	65			65

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2024 and 2023
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Net income	$9,467		$37,540		$43,936		$27,957
Depreciation and amortization	34,653		26,922		112,906		77,519
Interest expense	18,401		17,932		58,817		49,351
Amortization of deferred financing costs	1,130		1,074		3,187		3,079
Income tax expense	518		17,063		1,722		17,810
Gain on sale of real estate	—		—		(15,349)		(356)
Real estate impairment loss	—		—		—		34,055
EBITDAre	64,169		100,531		205,219		209,415
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	773		325		1,154		1,724
Non-cash adjustments(1)	82		—		2,836		(244)
Tenant bankruptcy settlement income	(105)		(7)		(115)		(107)
Impact of property in foreclosure(2)	—		(316)		(561)		(316)
Gain on extinguishment of debt, net	—		(43,029)		(21,427)		(42,540)
Adjusted EBITDAre	$64,919		$57,504		$187,106		$167,932

Interest expense	$18,401		$17,932		$58,817		$49,351

Adjusted EBITDAre to interest expense	3.5	x	3.2	x	3.2	x	3.4	x

Fixed charges
Interest expense	$18,401		$17,932		$58,817		$49,351
Scheduled principal amortization	3,545		5,484		10,690		15,474
Total fixed charges	$21,946		$23,416		$69,507		$64,825

Adjusted EBITDAre to fixed charges	3.0	x	2.5	x	2.7	x	2.6	x

(1) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.
(2) Adjustment reflects the operating income for Kingswood Center for the nine months ended September 30, 2024, excluding $2.8 million of interest and debt expense and $0.8 million of depreciation and amortization expense, that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 8 for additional information.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2024
(in thousands, except per share amounts)

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$9,467	$0.07	$43,936	$0.35
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	163	—	913	0.01
Operating partnership	(550)	—	(2,407)	(0.02)
Net income attributable to common shareholders	9,080	0.07	42,442	0.34
Adjustments:
Rental property depreciation and amortization	34,305	0.27	111,882	0.90
Limited partnership interests in operating partnership(1)	550	—	2,407	0.02
Gain on sale of real estate	—	—	(15,349)	(0.12)
FFO applicable to diluted common shareholders	43,935	0.34	141,382	1.13
Adjustments to FFO:
Transaction, severance and litigation expenses	773	0.01	1,154	0.01
Non-cash adjustments(4)	82	—	2,389	0.02
Tenant bankruptcy settlement income	(105)	—	(115)	—
Impact of property in foreclosure(3)	—	—	2,276	0.02
Gain on extinguishment of debt, net(5)	—	—	(21,427)	(0.17)
FFO as Adjusted applicable to diluted common shareholders	$44,685	$0.35	$125,659	$1.01

Weighted average diluted shares used to calculate EPS	123,471		120,222
Assumed conversion of OP and LTIP Units to common shares	4,715		4,667
Weighted average diluted common shares - FFO	128,186		124,889

(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been included for purposes of calculating earnings per diluted share for the periods presented because they are dilutive.
(2) Individual items may not add up due to total rounding.
(3) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. The Company determined it was appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property was in the foreclosure process. In June of 2024, the foreclosure process was completed and the lender took possession of the property.
(4) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies.
(5) The gain on extinguishment of debt for the nine months ended September 30, 2024 relates to the mortgage debt forgiven in the foreclosure settlement of Kingswood Center.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2024
(in thousands, except share amounts)

	September 30, 2024
Closing market price of common shares	$21.39

Basic common shares	124,871,347
OP and LTIP units	6,894,784
Diluted common shares	131,766,131

Equity market capitalization	$2,818,478

Total consolidated debt(1)	$1,529,047
Cash and cash equivalents including restricted cash	(89,644)
Net debt	$1,439,403

Net Debt to annualized Adjusted EBITDAre(2)	5.5	x

Total consolidated debt(1)	$1,529,047
Equity market capitalization	2,818,478
Total market capitalization	$4,347,525

Net debt to total market capitalization at applicable market price	33.1%

Cash and cash equivalents including restricted cash	$89,644
Available under unsecured credit facility(3)	769,940
Total liquidity	$859,584

(1) Total consolidated debt excludes unamortized debt issuance costs of $13.9 million and the $44.6 million mortgage secured by our property in Union, NJ which is classified as held for sale as of September 30, 2024.
(2) Net debt to Adjusted EBITDAre is calculated based on third quarter 2024 annualized Adjusted EBITDAre. Net debt to annualized Adjusted EBITDAre is 5.8x excluding non-recurring lease termination income of $1.5 million and including the $44.6 million mortgage secured by our property in Union, NJ which is classified as held for sale as of September 30, 2024.
(3) Availability is net of letters of credit issued. The Company obtained five letters of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective loan agreements. As of September 30, 2024, there were no outstanding borrowings under the unsecured line of credit. Subsequent to the quarter, the Company borrowed $65 million under its line of credit to partially finance the acquisition of The Village at Waugh Chapel.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Rental Revenue:	2024	2023	2024	2023
Property rentals	$83,661	$76,770	$241,424	$224,827
Tenant expense reimbursements	29,219	25,298	87,373	77,084
Rental revenue deemed uncollectible	(618)	(336)	(630)	(2,052)
Total rental revenue	$112,262	$101,732	$328,167	$299,859

	Three Months Ended September 30,		Nine Months Ended September 30,
Composition of Property Rentals	2024	2023	2024	2023
Minimum rent	$77,482	$71,734	$230,301	$213,357
Non-cash revenues(1)	3,669	2,777	7,315	7,970
Percentage rent	1,060	1,279	2,322	2,363
Lease termination income(1)	1,450	980	1,486	1,137
Total property rentals	$83,661	$76,770	$241,424	$224,827

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Certain Non-Cash Items:
Straight-line rents(2)	$886	$1,075	$2,389	$2,786
Amortization of below-market lease intangibles, net(2)	2,783	1,702	4,926	5,184
Lease expense GAAP adjustments(3)	(36)	(55)	(142)	(198)
Amortization of deferred financing costs(4)	(1,130)	(1,074)	(3,187)	(3,079)
Capitalized interest(4)	2,393	2,837	7,700	8,378
Share-based compensation expense(5)	(2,716)	(1,814)	(7,579)	(6,023)

Capital Expenditures:(6)
Development and redevelopment costs	$18,060	$23,241	$44,664	$63,860
Maintenance capital expenditures	6,033	5,568	16,839	17,230
Leasing commissions	941	2,248	3,984	3,309
Tenant improvements and allowances	893	634	4,147	3,464
Total capital expenditures	$25,927	$31,691	$69,634	$87,863

Tenant and Other Receivables	As of September 30, 2024
Tenant and other receivables billed	$24,889
Revenue deemed uncollectible	(5,322)
Tenant and other receivables deemed collectible	$19,567

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2024

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	25	795,807	4.6%	$17,265,614	5.4%	$21.70	4.4
The Home Depot	6	770,742	4.5%	13,065,551	4.1%	16.95	12.7
Walmart	6	872,522	5.1%	9,989,075	3.1%	11.45	8.4
Kohl's	9	855,561	5.0%	9,648,520	3.0%	11.28	5.9
Best Buy	9	409,641	2.4%	9,533,005	3.0%	23.27	5.6
Lowe's Companies	6	976,415	5.7%	8,946,256	2.8%	9.16	4.5
Burlington	9	468,606	2.7%	8,548,539	2.7%	18.24	5.3
PetSmart	12	278,451	1.6%	7,349,271	2.3%	26.39	4.1
ShopRite	5	361,053	2.1%	6,826,508	2.1%	18.91	10.3
BJ's Wholesale Club	4	454,297	2.6%	6,182,571	1.9%	13.61	5.7
The Gap(3)	14	208,937	1.2%	5,654,556	1.8%	27.06	4.1
Target Corporation	4	476,146	2.8%	5,565,180	1.7%	11.69	8.2
Ahold Delhaize (Stop & Shop)	4	268,016	1.6%	5,102,782	1.6%	19.04	4.7
Amazon(4)	3	145,279	0.8%	5,036,444	1.6%	34.67	6.4
Dick's Sporting Goods	5	235,058	1.4%	4,695,998	1.5%	19.98	7.1
LA Fitness	6	289,334	1.7%	4,510,497	1.4%	15.59	6.0
Bob's Discount Furniture	4	170,931	1.0%	3,477,969	1.1%	20.35	4.6
Nordstrom	3	106,720	0.6%	3,476,434	1.1%	32.58	7.3
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	5.3
Ulta	8	83,679	0.5%	2,977,384	0.9%	35.58	4.5
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	7.3
Five Below	10	93,578	0.5%	2,674,129	0.8%	28.58	5.5
Staples	6	128,355	0.7%	2,637,951	0.8%	20.55	2.2
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	4.1
Planet Fitness	5	101,046	0.6%	2,495,296	0.8%	24.69	6.4

Total/Weighted Average	166	8,720,374	50.7%	$154,158,757	48.1%	$17.68	6.3

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (15), T.J. Maxx (4), Homesense (3), HomeGoods (2), and Sierra Trading Post (1).
(3) Includes Old Navy (10), Gap (3) and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2024

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024		Year Ended December 31, 2023
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	23	23	63	63	64	64
Total square feet	125,587	125,587	361,724	361,724	486,201	486,201
Number of same space leases	14	14	42	42	49	49
Same space square feet	117,182	117,182	217,936	217,936	418,322	418,322
Prior rent per square foot	$19.90	$21.08	$23.30	$24.15	$21.32	$22.43
New rent per square foot	$29.14	$24.20	$32.53	$28.48	$29.64	$27.86
Same space weighted average lease term (years)	16.9	16.9	13.2	13.2	9.7	9.7
Same space TIs per square foot	N/A	$21.40	N/A	$23.77	N/A	$26.12
Rent spread	46.4%	14.8%	39.6%	17.9%	39.0%	24.2%

Renewals & Options
Number of leases executed	22	22	73	73	110	110
Total square feet	556,980	556,980	1,631,931	1,631,931	1,519,738	1,519,738
Number of same space leases	22	22	71	71	110	110
Same space square feet	556,980	556,980	1,403,853	1,403,853	1,519,738	1,519,738
Prior rent per square foot	$17.04	$17.04	$17.25	$17.29	$22.10	$22.10
New rent per square foot	$18.60	$18.33	$19.12	$18.77	$24.35	$23.95
Same space weighted average lease term (years)	5.8	5.8	5.7	5.7	5.8	5.8
Same space TIs per square foot	N/A	$0.31	N/A	$0.12	N/A	$3.07
Rent spread	9.2%	7.5%	10.8%	8.6%	10.2%	8.4%

Total New Leases and Renewals & Options
Number of leases executed	45	45	136	136	174	174
Total square feet	682,567	682,567	1,993,655	1,993,655	2,005,939	2,005,939
Number of same space leases	36	36	113	113	159	159
Same space square feet	674,162	674,162	1,621,789	1,621,789	1,938,060	1,938,060
Prior rent per square foot	$17.54	$17.74	$18.06	$18.22	$21.93	$22.17
New rent per square foot	$20.43	$19.35	$20.92	$20.08	$25.49	$24.80
Same space weighted average lease term (years)	7.8	7.8	6.7	6.7	6.6	6.6
Same space TIs per square foot	N/A	$3.98	N/A	$3.30	N/A	$8.05
Rent spread	16.5%	9.0%	15.8%	10.2%	16.2%	11.9%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of September 30, 2024

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $23.8 million of future annual gross rent, representing approximately 9% of annualized NOI as of September 30, 2024. Approximately $19.0 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National and regional tenants represent approximately 88% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $0.3 million of these future gross rents in the fourth quarter of 2024. The below table illustrates the incremental gross rent expected to be recognized in the next four years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
$25
$20
$15
$10
$5
$0
$10.1
3.5
6.6
$17.7
4.8
12.9
$21.4
4.8
16.6
$23.8
4.8
19.0
2025
2026
2027
2028
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2024 same-property pool, are as follows:

(in thousands)	2024	2025	2026	2027	2028
Same-property	$300	$7,800	$12,500	$13,000	$13,000

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since June 30, 2024:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of June 30, 2024	$28,600
Less: Leases commenced during the third quarter	(6,000)
Less: Lease termination during the third quarter(1)	(1,400)
Plus: Leases executed during the third quarter	2,600
Leases executed but not yet rent commenced as of September 30, 2024	$23,800
(1) Represents the annual gross rent from a terminated lease which was previously included.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2024

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	30	87,000	3.3%	$24.85	31	110,000	0.7%	$20.75
2024	2	96,000	0.7%	9.50	5	13,000	0.5%	30.47	7	109,000	0.7%	12.00
2025	15	574,000	4.3%	17.34	67	203,000	7.6%	38.31	82	777,000	4.9%	22.82
2026	24	791,000	6.0%	19.66	98	292,000	10.9%	40.22	122	1,083,000	6.8%	25.20
2027	28	1,003,000	7.6%	13.06	108	328,000	12.3%	37.35	136	1,331,000	8.3%	19.05
2028	28	1,028,000	7.7%	21.13	73	253,000	9.5%	42.96	101	1,281,000	8.0%	25.44
2029	60	2,459,000	18.5%	20.85	92	321,000	12.0%	43.12	152	2,780,000	17.4%	23.42
2030	34	1,905,000	14.3%	11.66	45	168,000	6.3%	44.14	79	2,073,000	13.0%	14.29
2031	19	1,217,000	9.2%	14.18	31	119,000	4.5%	34.06	50	1,336,000	8.4%	15.95
2032	10	319,000	2.4%	16.61	45	157,000	5.9%	34.28	55	476,000	3.0%	22.44
2033	21	611,000	4.6%	17.49	39	137,000	5.1%	39.06	60	748,000	4.7%	21.44
2034	21	857,000	6.5%	18.59	47	168,000	6.3%	37.52	68	1,025,000	6.4%	21.70
Thereafter	35	2,054,000	15.4%	18.50	42	169,000	6.2%	38.20	77	2,223,000	14.0%	20.00
Subtotal/Average	298	12,937,000	97.4%	$17.16	722	2,415,000	90.4%	$38.88	1,020	15,352,000	96.3%	$20.58
Vacant	14	339,000	2.6%	N/A	106	256,000	9.6%	N/A	120	595,000	3.7%	N/A
Total/Average	312	13,276,000	100.0%	N/A	828	2,671,000	100.0%	N/A	1,140	15,947,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of September 30, 2024

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	23,000	0.2%	$5.25	30	87,000	3.3%	$24.85	31	110,000	0.7%	$20.75
2024	1	32,000	0.2%	13.50	4	9,000	0.3%	36.41	5	41,000	0.3%	18.53
2025	10	237,000	1.8%	20.49	48	135,000	5.1%	41.98	58	372,000	2.3%	28.29
2026	5	92,000	0.7%	24.24	60	152,000	5.7%	46.66	65	244,000	1.5%	38.20
2027	3	34,000	0.3%	19.43	60	123,000	4.6%	42.94	63	157,000	1.0%	37.84
2028	3	184,000	1.4%	18.85	40	113,000	4.2%	43.15	43	297,000	1.9%	28.10
2029	15	423,000	3.2%	19.23	47	143,000	5.4%	44.63	62	566,000	3.5%	25.65
2030	9	236,000	1.8%	20.84	30	100,000	3.7%	43.47	39	336,000	2.1%	27.58
2031	9	266,000	2.0%	22.76	34	101,000	3.8%	41.92	43	367,000	2.3%	28.03
2032	7	264,000	2.0%	18.96	33	110,000	4.1%	38.75	40	374,000	2.3%	24.78
2033	17	519,000	3.9%	27.02	26	84,000	3.1%	58.22	43	603,000	3.8%	31.36
2034	19	578,000	4.4%	22.46	44	166,000	6.2%	43.65	63	744,000	4.7%	27.19
Thereafter	199	10,049,000	75.5%	23.70	266	1,092,000	40.9%	48.52	465	11,141,000	69.9%	26.13
Subtotal/Average	298	12,937,000	97.4%	$23.27	722	2,415,000	90.4%	$45.39	1,020	15,352,000	96.3%	$26.75
Vacant	14	339,000	2.6%	N/A	106	256,000	9.6%	N/A	120	595,000	3.7%	N/A
Total/Average	312	13,276,000	100.0%	N/A	828	2,671,000	100.0%	N/A	1,140	15,947,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.90	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	9.50	$15,770	Walmart, Staples
Maryland:
Goucher Commons	155,000	92.5%	26.61	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy
Rockville Town Center	98,000	100.0%	16.41	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.5%	18.26	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.32	—	PetSmart, Central Rock Gym
Gateway Center(5)	640,000	100.0%	9.71	—	Costco, Target, Home Depot, Total Wine
Shoppers World(5)	752,000	100.0%	22.60	—	T.J. Maxx, Marshalls, Home Sense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	25.80	$21,051	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.22	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	12.09	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.61	—	Fun City
New Jersey:
Bergen Town Center - East	253,000	92.1%	22.56	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,018,000	96.9%	33.25	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market (lease not commenced)
Briarcliff Commons	180,000	100.0%	24.96	$30,000	Uncle Giuseppe's, Kohl's
Brick Commons	273,000	98.7%	21.80	$46,941	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.17	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	24.28	—	Stop & Shop (leased to Food Bazaar, not yet commenced)
Garfield Commons	298,000	100.0%	16.38	$39,069	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	98.3%	20.00	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	26.28	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	100.0%	23.28	$60,453	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
Heritage Square(5)	87,000	100.0%	31.19	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	100.0%	14.05	—	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	73.5%	17.34	—	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Kearny Commons	123,000	100.0%	25.07	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.67	—	Food Bazaar
Lodi Commons	43,000	100.0%	20.80	—	Dollar Tree

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Ledgewood Commons(5)	448,000	97.2%	14.92	$50,000	Walmart, Ashley Furniture, At Home, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta
Manalapan Commons	200,000	93.7%	23.44	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health (lease not commenced), Nordstrom Rack (lease not commenced)
Marlton Commons	214,000	100.0%	17.50	$36,202	ShopRite, Kohl's, PetSmart
Millburn	104,000	89.5%	29.05	$21,651	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	80.7%	13.86	—	Aldi, Total Wine, LA Fitness, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	331,000	83.0%	21.30	$51,253	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, and buybuy Baby
Rockaway River Commons	189,000	96.8%	15.40	$26,354	ShopRite, T.J. Maxx
Rutherford Commons	196,000	100.0%	13.37	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	21.99	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	23.10	$95,750	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	21.49	$50,800	The Home Depot, Staples, Tesla (lease not commenced), Lidl (lease not commenced), Boot Barn (lease not commenced)
Town Brook Commons	231,000	97.4%	14.23	$29,767	Stop & Shop, Kohl's
Union (Vauxhall)(5)(8)	232,000	100.0%	17.85	$44,592	The Home Depot
West Branch Commons	279,000	98.7%	16.74	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.89	$23,839	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	14.03	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	10.90	—	BJ's Wholesale Club, Burlington, LA Fitness, national discount department store (lease not commenced), Bob's Discount Furniture (lease not commenced)
Bruckner Commons(5)	335,000	82.0%	43.72	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced)
Shops at Bruckner(5)	113,000	100.0%	39.72	$37,473	Aldi, Marshalls, Five Below, Old Navy
Burnside Commons	100,000	91.4%	17.88	—	Bingo Wholesale
Cross Bay Commons	44,000	95.8%	41.44	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	93.8%	26.01	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	38.79	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.71	—	Kohl's
Huntington Commons	208,000	98.0%	22.15	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	107,000	84.4%	47.58	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	17.69	$10,571	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Yonkers Gateway	448,000	94.9%	20.44	$50,000	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2024
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Pennsylvania:
Broomall Commons(5)	168,000	75.8%	16.47	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.35	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	13.00	—	Walmart
Marten Commons	185,000	100.0%	15.22	—	Kohl's, Ross Dress for Less, Staples, Petco
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre Commons	184,000	100.0%	13.34	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.83	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	95.9%	32.68	$81,876	Sector Sixty6, Forever 21, Old Navy
The Outlets at Montehiedra(5)	531,000	97.1%	24.11	$74,073	The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, Ralph's Food Warehouse, T.J. Maxx, Burlington (lease not commenced)
Total Retail Portfolio	15,947,000	96.3%	$20.58	$1,573,639

Sunrise Mall(4)(5)(7)	1,228,000	25.6%	7.35	—	Macy's, Dick's Sporting Goods

Total Urban Edge Properties	17,175,000	91.2%	$20.32	$1,573,639
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $23.11 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarters ended September 30, 2024 and 2023.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069.
(8) This property is classified as held for sale and the mortgage secured by the property has been reclassified and is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheets as of September 30, 2024.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2024
(dollars in thousands)

2024 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
2/8/2024	Heritage Square	Watchung	NJ	87,000	$34,000
4/5/2024	Ledgewood Commons	Roxbury Township	NJ	448,000	$83,250

2024 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
3/14/2024	Hazlet	Hazlet	NJ	95,000	$8,700
4/26/2024	Lodi	Lodi	NJ	127,000	$29,200

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2024
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 9/30/24	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$51,300		$18,300	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase B)(5)	18,400		1,300	4Q25	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
The Outlets at Montehiedra (Phase C)(5)	12,600		9,800	3Q25	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Hudson Mall(3)	9,700		6,800	2Q26	Retenanting former Toys "R" Us box
Manalapan Commons (Phase B)(3)	7,500		1,500	3Q25	Backfilling vacant Bed Bath & Beyond with 25,000± sf national apparel retailer and remaining 12,000± sf
The Outlets at Montehiedra (Phase E)(5)	7,400		1,600	2Q25	Backfilling Tiendas Capri with 33,000 sf Burlington
Marlton Commons(3)	7,300		4,600	2Q25	Redeveloping Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm executed)
The Outlets at Montehiedra (Phase D)(6)	4,800		4,400	4Q24	Retenanting 24,000 sf of vacant Kmart box with T.J. Maxx
Totowa Commons (Phase A)(3)	5,700		1,100	4Q25	Backfilling former Bed Bath & Beyond box with Tesla
Brick Commons(3)	5,300		3,900	2Q25	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Walnut Creek(3)	3,500		2,500	3Q25	Retenanting former Z Gallerie with Sweetgreen (open) and Ronbow
Bergen Town Center (Phase E)(3)	3,400		1,400	4Q25	Backfilling vacant Midas space with First Watch
Amherst Commons(3)	3,100		1,800	1Q25	Backfilling vacant anchor with national discount department store and Bob's Discount Furniture
Totowa Commons (Phase B)(3)	3,100		500	1Q26	Retenanting vacant Marshalls with 27,000 sf Lidl and 18,000 sf Boot Barn
Bergen Town Center (Phase D)(3)	2,700		600	1Q25	Backfilling former Neiman Marcus with World Market
Yonkers Gateway Center (Phase B)(3)	2,600		1,000	3Q25	Relocating Red Wing Shoes, adding Dave's Hot Chicken into vacant shop space and expanding Best Buy in former Red Wing Shoes
The Outlets at Montehiedra (Phase B)(5)	2,200		200	2Q25	Developing new 6,000± sf pad for Texas Roadhouse
Huntington Commons (Phase D)(3)	2,200		1,900	2Q25	Retenanting former bank pad with Starbucks and Yoga Six
Bergen Town Center (Phase C)(3)	1,700		200	1Q25	Backfilling vacant restaurant space with Ani Ramen and retenanting former Qdoba with Bluestone Lane (open)
Woodmore Towne Centre (Phase A)(3)	1,700		400	3Q26	New pad for free standing Bank of America
Manalapan Commons (Phase A)(3)	1,600		200	4Q24	Backfilling vacant A.C. Moore space with 18,000 sf Atlantic Health
Plaza at Cherry Hill (Phase C)(3)	1,400		—	1Q26	Backfilling vacant space with 10,000 sf Big Blue Swim
Total	$159,200	(4)	$64,000

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2024.
(4) The estimated, unleveraged yield for total Active projects is 14% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended September 30, 2024.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2024
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 9/30/24	Stabilization(2)	Description
Kingswood Crossing(3)	$3,100		$3,100	3Q24	Backfilled 21,000 sf vacancy with Visiting Nurse Service of NY
Burnside Commons(3)	6,900		6,900	3Q24	Retenanted anchor vacancy with Bingo Wholesale
Huntington Commons (Phase B)(3)	13,300		12,300	2Q24	Backfilled the relocated Marshalls box with Burlington, as well as additional center repositioning and renovations
Yonkers Gateway Center (Phase A)(3)	1,600		1,600	1Q24	Retenanted end cap space with Wren Kitchens
Shops at Caguas(3)	13,900		13,900	4Q23	Retenanted 123,000 sf Kmart box with Sector Sixty6
Shops at Bruckner (Phase B)(6)	11,300		10,900	4Q23	Retenanted with Aldi and Lot Less
Goucher Commons(3)	3,000		3,000	4Q23	Backfilled 22,000 sf Staples box with Golf Galaxy
Briarcliff Commons (Phase B)(3)	2,900		2,900	4Q23	Developed new 3,500 sf pad for CityMD
Plaza at Cherry Hill (Phase B)(3)	1,100		1,100	4Q23	Backfilled 25,000 sf vacancy with Savers Thrift
Huntington Commons (Phase C)(3)	3,800		3,800	4Q23	Redemised former Outback to create three small shop spaces (Cycle Bar, GolfTec and IStretch+)
Greenbrook Commons(3)	900		900	4Q23	Backfilled Unique Thrift with Aldi
Total	$61,800	(4)	$60,400

Future Redevelopment(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential; common area improvements and enhancements to improve merchandising
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2024.
(4) The estimated unleveraged yield for Completed projects is 13% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended September 30, 2024.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2024 and December 31, 2023
(in thousands)

	September 30, 2024	December 31, 2023
Secured fixed rate debt	$1,477,794	$1,462,766
Secured variable rate debt	51,253	127,969
Unsecured variable rate debt	—	153,000
Total debt	$1,529,047	$1,743,735

% Secured fixed rate debt	96.6%	83.9%
% Secured variable rate debt	3.4%	7.3%
% Unsecured variable rate debt	—%	8.8%
Total	100%	100%

Secured mortgage debt	$1,529,047	$1,590,735
Unsecured debt(1)	—	153,000
Total debt(2)	$1,529,047	$1,743,735

% Secured mortgage debt	100.0%	91.2%
% Unsecured debt	—%	8.8%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.7 years	5.0 years
Weighted average remaining maturity on unsecured debt	N/A	4.1 years

Total market capitalization (see page 19)	$4,347,525

% Secured mortgage debt	35.2%
% Unsecured debt	—%
Total debt: Total market capitalization	35.2%

Weighted average interest rate on secured mortgage debt(3)	5.04%	5.01%
Weighted average interest rate on unsecured debt(3)	—%	6.56%
Total debt	5.04%	5.14%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of September 30, 2024, there was no outstanding balance on our unsecured $800 million line of credit. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.03% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. The Company obtained five letters of credit under the line of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective mortgage agreements. The letters of credit remain undrawn but have reduced the amount available under the facility commensurate with their face values. Subsequent to the quarter, the Company borrowed $65 million under the line of credit to partially finance the acquisition of The Village at Waugh Chapel.
(2) Total debt excludes unamortized debt issuance costs of $13.9 million and our $44.6 million mortgage secured by our property in Union, NJ which is classified as held for sale as of September 30, 2024.
(3) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2024 and December 31, 2023
(dollars in thousands)

Property	Maturity Date	Rate	September 30, 2024	December 31, 2023	Percent of Mortgage Debt at September 30, 2024
Hudson Commons(1)	11/15/2024	—%	$—	$26,930	—%
Gun Hill Commons(1)	12/1/2024	—%	—	23,696	—%
Brick Commons	12/10/2024	3.87%	46,941	47,683	3.0%
West End Commons	12/10/2025	3.99%	23,839	24,196	1.5%
Town Brook Commons	12/1/2026	3.78%	29,767	30,229	1.9%
Rockaway River Commons	12/1/2026	3.78%	26,354	26,763	1.7%
Hanover Commons	12/10/2026	4.03%	60,453	61,324	3.8%
Tonnelle Commons	4/1/2027	4.18%	95,750	97,115	6.1%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	21,651	22,015	1.4%
Plaza at Woodbridge(2)	6/8/2027	5.26%	51,253	52,278	3.3%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.2%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	4.0%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.5%
Kingswood Center(3)	2/6/2028	—%	—	69,054	—%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.2%
Marlton Commons	12/1/2028	3.86%	36,202	36,725	2.3%
Union (Vauxhall)(7)	12/10/2028	4.01%	44,592	45,202	2.8%
Yonkers Gateway Center(4)	4/10/2029	6.30%	50,000	23,148	3.2%
Ledgewood Commons	5/5/2029	6.03%	50,000	—	3.2%
Shops at Riverwood	6/24/2029	4.25%	21,051	21,326	1.3%
Shops at Bruckner	7/1/2029	6.00%	37,473	37,817	2.4%
Greenbrook Commons(5)	9/1/2029	6.03%	31,000	25,065	2.0%
Huntington Commons	12/5/2029	6.29%	43,704	43,704	2.8%
Bergen Town Center	4/10/2030	6.30%	290,000	290,000	18.3%
The Outlets at Montehiedra	6/1/2030	5.00%	74,073	75,590	4.7%
Montclair(6)	8/15/2030	3.15%	7,250	7,250	0.5%
Garfield Commons	12/1/2030	4.14%	39,069	39,607	2.5%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.4%
Newington Commons	7/1/2033	6.00%	15,770	15,920	1.0%
Shops at Caguas	8/1/2033	6.60%	81,876	82,000	5.2%
Briarcliff Commons	10/1/2034	5.47%	30,000	—	1.9%
Mount Kisco Commons	11/15/2034	6.40%	10,571	11,098	0.7%
Total mortgage debt		5.01%	$1,573,639	$1,590,735	100.0%
Less: Union (Vauxhall - held for sale)(7)	12/10/28	(4.01)%	(44,592)	—
Total mortgage debt, excluding held for sale		5.04%	1,529,047	1,590,735
Total Unamortized debt issuance costs			(13,858)	(12,625)
Less: Union (Vauxhall - held for sale) unamortized debt issuance costs(7)			190	—
Total mortgage debt, net excluding held for sale			$1,515,379	$1,578,110

(1)The Company paid off the loan prior to maturity on January 2, 2024.
(2)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(3)On June 27, 2024, the property was foreclosed on and the lender took possession, discharging the Company of all assets and liabilities associated with it. As a result, the Company recognized a $21.7 million gain on extinguishment of debt in the second quarter of 2024.
(4)On March 28, 2024, the Company refinanced the mortgage on Yonkers Gateway Center with a new 5-year, $50 million loan.
(5)The Company paid off the previous variable rate loan in January 2024. On August 29, 2024, the Company obtained a new 5-year, $31 million fixed rate loan.
(6)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(7)The mortgage is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheets as of September 30, 2024 as the property securing it is classified as held for sale.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2024
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2024(2)	$3,542	$46,775	$—	$(15)	$50,302	3.9%	3.3%
2025	13,883	23,260	—	(61)	37,082	4.2%	2.4%
2026	14,505	111,228	—	(61)	125,672	4.0%	8.2%
2027	10,629	306,780	—	(61)	317,348	4.4%	20.8%
2028	9,559	122,402	—	(60)	131,901	4.3%	8.6%
2029	8,163	224,989	—	(60)	233,092	6.0%	15.2%
2030	5,566	391,042	—	(60)	396,548	5.9%	26.0%
2031	3,741	—	—	(60)	3,681	6.5%	0.2%
2032	3,986	117,200		(60)	121,126	3.5%	7.9%
Thereafter	4,318	108,095	—	(118)	112,295	6.2%	7.4%
Total	$77,892	$1,451,771	$—	$(616)	$1,529,047	5.0%	100%
	Unamortized debt issuance costs				(13,668)
	Total outstanding debt, net(3)				$1,515,379
(1) Our $800 million revolving credit facility matures on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028.
(2) Remainder of 2024.
(3) Total debt excludes the $44.6 million outstanding mortgage secured by our property in Union, NJ which is classified as held for sale as of September 30, 2024. The table also excludes the related unamortized debt issuance costs of $0.2 million.